UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2006
CBIZ, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-25890 (Commission File Number)	22-2769024 (IRS Employer Identification No.)

6050 Oak Tree Boulevard, South, Suite 500 Cleveland, Ohio (Address of principal executive offices)	44131 (Zip Code)
216-447-9000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On July 26, 2006, CBIZ, Inc. (the “Company”) issued a press release announcing its financial results for the three and six month periods ended June 30, 2006. A copy of the press release is furnished herewith as Exhibit 99.1. A transcript of CBIZ’s earnings conference call held on July 26, 2006 is furnished herewith as Exhibit 99.2. The exhibits contain, and may implicate, forward-looking statements regarding the Company and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On July 26, 2006, the Company issued a press release announcing, among other things, that it received formal approval from the New York Stock Exchange (the “NYSE”) to transfer the listing of its common stock from the NASDAQ National Market to the NYSE. The Company expects its common stock to commence trading on the NYSE on August 4, 2006 under the new symbol “CBZ.” A copy of the press release is attached hereto as Exhibit 99.1.
Also, on July 26, 2006, an officer of the Company, pursuant to authorization received from the Company’s Board of Directors, informed the NASDAQ National Market that the Company (i) expects to voluntarily cease trading on the NASDAQ National Market at the close of business on August 3, 2006 and (ii) intends to transfer its listing to the NYSE.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press Release of CBIZ, Inc. dated July 26, 2006, announcing its financial results for the three and six months ended June 30, 2006 and the approval to list its common stock on the New York Stock Exchange.

99.2	Transcript of earnings conference call held on July 26, 2006 discussing CBIZ’s financial results for the three and six month periods ended June 30, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 1, 2006	CBIZ, INC.
	By:	/s/ Ware H. Grove
		Name:	Ware H. Grove
		Title:	Chief Financial Officer